Exhibit 99.1

MED-STAFF, INC. AND MEDICAL PROFESSIONAL CONTRACTORS

Combined Financial Statements

Years ended December 31, 2002 and 2001 with Report of Independent Auditors

Report of Independent Auditors

To the Stockholders

Med-Staff, Inc. and

Medical Professional Contractors

We have audited the accompanying combined balance sheets of Med-Staff, Inc. and Medical Professional Contractors as of December 31, 2002 and 2001, and the related combined statements of income and comprehensive income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Med-Staff, Inc. and Medical Professional Contractors at December 31, 2002 and 2001, and the results of their combined operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Philadelphia, Pennsylvania

/s/ Ernst & Young LLP

February 27, 2003

Med-Staff, Inc. and Medical Professional Contractors

Combined Balance Sheets

	December 31
	2002	2001
Assets
Current assets:
Cash and cash equivalents	$12,240,718	$222,852
Investments, at market value	101,281	148,714
Accounts receivable, net of allowance for doubtful accounts of $764,000 in 2002 and $614,000 in 2001	28,172,685	28,550,126
Prepaid expenses	1,308,264	844,352
Receivable – employees	65,778	18,694
Receivable – related company	214,146	–
Prepaid rents and deposits	1,097,725	805,417
Total current assets	43,200,597	30,590,155

Furniture, fixtures and equipment, net	511,769	380,303

Other:
Goodwill	272,636	272,636
Other	9,712	9,712
Total other assets	282,348	282,348

Total assets	$43,994,714	$31,252,806

Med-Staff, Inc. and Medical Professional Contractors

Combined Balance Sheets (continued)

	December 31
	2002	2001
Liabilities and stockholders’ equity
Current liabilities:
Line of credit – bank	$–	$2,200,000
Line of credit – stockholders	3,000,000	3,000,000
Advance from related company	–	536,228
Accounts payable	219,226	327,139
Accrued expenses	1,180,913	865,527
Accrued payroll and payroll taxes	2,891,855	2,374,723
Total current liabilities	7,291,994	9,303,617

Long-term liabilities:
Deferred compensation	5,896,079	4,896,082
Total liabilities	13,188,073	14,199,699

Stockholders’ equity:
Common stock	200	200
Additional paid-in capital	66,220	66,220
Retained earnings	30,942,963	17,141,996
Accumulated other comprehensive loss	(53,075)	(5,642)
	30,956,308	17,202,774
Less: treasury stock, 70 shares at cost	(149,667)	(149,667)
Total stockholders’ equity	30,806,641	17,053,107
Total liabilities and stockholders’ equity	$43,994,714	$31,252,806

See accompanying notes.

Med-Staff, Inc. and Medical Professional Contractors

Combined Statements of Income and Comprehensive Income

	Year ended December 31
	2002	2001

Revenues	$162,249,550	$116,416,716
Cost of services	122,132,316	86,619,767
Gross profit	40,117,234	29,796,949
General and administrative expenses	21,014,988	20,080,928
Income from operations	19,102,246	9,716,021

Other income (expenses):
Interest, net	71,494	(153,684)
Amortization	–	(19,522)
Loss on investments	–	(61,285)
Other	(6,655)	–
Total other expenses	64,839	(234,491)
Income before provision for state income taxes	19,167,085	9,481,530

Provision for state income taxes	791,000	237,038
Net income	18,376,085	9,244,492

Change in unrealized loss on investments	(47,433)	41,084
Comprehensive income	$18,328,652	$9,285,576

See accompanying notes.

Med-Staff, Inc. and Medical Professional Contractors

Combined Statements of Stockholders’ Equity

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Treasury Stock	Total

Balance at January 1, 2001	$200	$66,220	$7,897,504	$(46,726)	$(149,667)	$7,767,531
Net income	–	–	9,244,492	–	–	9,244,492
Decrease in unrealized loss on investments	–	–	–	41,084	–	41,084
Balance at December 31, 2001	200	66,220	17,141,996	(5,642)	(149,667)	17,053,107
Net income	–	–	18,376,085	–	–	18,376,085
Distribution to shareholders	–	–	(4,575,118)	–	–	(4,575,118)
Increase in unrealized loss on investments	–	–	–	(47,433)	–	(47,433)
Balance at December 31, 2002	$200	$66,220	$30,942,963	$(53,075)	$(149,667)	$30,806,641

See accompanying notes.

Med-Staff, Inc. and Medical Professional Contractors
Combined Statements of Cash Flows
	Year ended December 31
	2002	2001
Cash flows from operating activities
Net income	$18,376,085	$9,244,492
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	210,020	155,065
Amortization	–	19,522
Provision for bad debt	471,996	180,000
Loss on investments	–	61,285
Changes in operating assets and liabilities:
Accounts receivable	(94,555)	(14,261,671)
Receivable – employees	(47,084)	(5,312)
Prepaid expenses	(463,912)	(773,773)
Prepaid rents and deposits	(292,308)	(336,438)
Accounts payable	(107,913)	(985,998)
Accrued expenses	315,386	285,688
Accrued payroll and payroll taxes	517,132	636,193
Advance from related company	(750,374)	525,383
Deferred compensation	999,997	3,699,576
Net cash provided by (used in) operating activities	19,134,470	(1,555,988)
Cash flows from investing activities
Purchase of furniture, fixtures and equipment	(341,486)	(303,902)
Payment for acquisition of business	–	(55,325)
Proceeds from sale of investment	–	20,000
Purchase of investments	–	(24,497)
Net cash used in investing activities	(341,486)	(363,724)
Cash flows from financing activities
Net borrowings (repayments) of bank line of credit	(2,200,000)	1,200,000
Net borrowings on stockholders’ line of credit	–	1,000,000
Principal payments of long-term debt	–	(60,000)
Distribution to shareholders	(4,575,118)	–
Net cash (used in) provided by financing activities	(6,775,118)	2,140,000
Net increase in cash and cash equivalents	12,017,866	220,288
Cash and cash equivalents at beginning of year	222,852	2,564
Cash and cash equivalents at end of year	$12,240,718	$222,852
Supplemental disclosure of cash flow information
Cash paid during the year for:
State income taxes	$549,600	$58,465
Interest	$71,866	$166,656

See accompanying notes.

Med-Staff, Inc. and Medical Professional Contractors

Notes to Combined Financial Statements

December 31, 2002

1.   Business Activity

Med-Staff, Inc. (“Med-Staff”) and Medical Professional Contractors (“MPC”) (“collectively, the Companies”) are Pennsylvania companies that provide healthcare staffing services to hospitals and long-term care facilities in the United States on a contractual basis.

2.   Summary of Significant Accounting Policies

Combination Policy

The accompanying combined financial statements include the accounts of Med-Staff and MPC, which are under common ownership. All intercompany balances have been eliminated in the combination.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Companies include all cash amounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments with maturities of three months or less at the time of purchase to be cash equivalents.

Concentration of Credit Risk

The Companies maintain cash balances primarily at one financial institution. Accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. In the normal course of business, the Companies may have deposits that exceed the insured balance.

Med-Staff, Inc. and Medical Professional Contractors

Notes to Combined Financial Statements (continued)

2.   Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable consists primarily of amounts owed from health care providers including hospitals and nursing homes. The Companies perform ongoing credit evaluations of their customers’ financial conditions and, generally, do not require collateral. The Companies provide an allowance for bad debts based on experience and specifically identified risks.  Accounts receivable are charged off against allowance for bad debts when management determines that recovery is unlikely and the Companies cease their collection efforts. Overall, based on the large number of customers in differing geographic areas throughout the United States, the Companies believe the concentration of credit risk is limited. Accounts receivable is recorded net of an allowance for doubtful accounts.

Investments

The Companies account for their investments in equity securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. This statement requires securities which are available-for-sale to be carried at fair value, with changes in fair value recognized in accumulated other comprehensive income or loss, a separate component of stockholders’ equity. Realized gains and losses and declines in value judged to be other than temporary are included in net income.

Prepaid Rent and Deposits

The Companies lease a number of apartments for their employees under short-term agreements, which coincide with each employee’s staffing contract. As a condition of these agreements, the Companies prepay rent and place security deposits on the leased apartments. Prepaid rent and deposits relate to these short-term lease agreements.

Furniture, Fixtures and Equipment

Furniture, fixtures and equipment are recorded at cost. Depreciation is determined on an accelerated method over the estimated useful lives of the assets, which range from five to seven years. Maintenance and minor repairs are charged to operations as incurred.

Med-Staff, Inc. and Medical Professional Contractors

Notes to Combined Financial Statements (continued)

2.   Summary of Significant Accounting Policies (continued)

Goodwill

Goodwill represents the excess of purchase price over the fair value of net assets acquired. Goodwill was being amortized over 15 years on a straight-line basis through December 31, 2001.

Effective January 1, 2002, the Companies adopted Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142). As a result of adopting SFAS 142, the Companies no longer amortize goodwill. Goodwill must be tested at least annually for impairment, including an initial test that was completed in connection with the adoption of SFAS 142. The test for impairment uses a fair-value based approach, whereby if the implied fair value of a reporting unit’s goodwill is less than its carrying amount, goodwill would be considered impaired. Fair value estimates are based upon the discounted value of estimated future cash flows. The Companies did not incur any impairment charges in connection with the adoption of SFAS 142 or the required annual impairment test which the Companies complete in the fourth quarter of each year.

A reconciliation of previously reported net income to the amounts adjusted for the exclusion of goodwill amortization, net of related income tax effect, is as follows for the year ended December 31, 2001:

Reported net income	$9,244,492
Add back goodwill amortization, net of tax of $488	19,034
Adjusted net income	$9,263,526

Income Taxes

The Companies have elected to be treated as subchapter “S” corporations as defined in the Internal Revenue Code. Therefore, the Companies will not be liable for corporate income taxes on their taxable income. Instead, the stockholders are liable for individual income taxes on the Companies’ taxable income.

The Companies incur state income taxes in states that do not recognize the Subchapter S status and the financial statements include a provision for the state income tax effect of transactions reported in the financial statements.

Med-Staff, Inc. and Medical Professional Contractors

Notes to Combined Financial Statements (continued)

2.   Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenue from services consists primarily of temporary staffing revenues. The Companies recognize revenue when services are rendered. Accordingly, accounts receivable includes an accrual for employees’ time worked but not yet invoiced. At December 31, 2002 and 2001, amounts accrued are approximately $1,745,000 and $959,000, respectively. The Companies are compensated for the services provided at predetermined hourly rates negotiated with their customers, without regard to the Companies’ cost of providing these services.

Cost of Services

Each of the Companies’ healthcare professional employees works under a contract. Contract employees are hourly employees whose contract specifies the hourly rate they will be paid, including applicable overtime, and any other benefits they are entitled to receive during the contract period. The Companies assume all employee costs including payroll, payroll taxes, benefits, professional liability insurance and Occupational Safety and Health Administration, or OSHA, requirements, as well as any travel and housing arrangements.

The Companies provide housing in apartments leased by the Companies and pay for travel for their contract employees. The Companies’ contract with the healthcare professional obligates them to provide these services to the healthcare professional.

Reserves for Workers’ Compensation Claims

Workers’ compensation is provided under partially self-insured plans. The Companies record their estimate of the ultimate cost of and reserves for, workers’ compensation based on actuarial computations using the loss history as well as industry statistics. Furthermore, in determining their reserves, the Companies include reserves for estimated claims incurred but not reported. The ultimate cost of workers’ compensation will depend on actual costs incurred to resolve the claims and may differ from the amounts reserved by the Companies for those claims.

Advertising

Advertising costs are expensed as incurred. Advertising costs for the years ended December 31, 2002 and 2001 were approximately $943,000 and $875,000, respectively.

Med-Staff, Inc. and Medical Professional Contractors

Notes to Combined Financial Statements (continued)

2.   Summary of Significant Accounting Policies (continued)

Estimated Fair Value of Financial Instruments

The carrying amounts reported in the combined balance sheets for cash, accounts receivable, accounts payable, accrued expenses and accrued payroll and related taxes approximate fair value because of their short maturity. The carrying amount of the amount outstanding under the lines of credit approximates fair value because the interest rate is tied to a quoted variable market rate index. The carrying amount of the deferred compensation is based on the estimate of the fair value of the underlying common stock.

3.   Investments

At December 31, 2002 and 2001, the Companies owned available-for-sale equity investments with a fair value of $101,281 and $148,714, respectively. The cost basis of the available-for-sale equity investments is $154,356 at December 31, 2002 and 2001, which resulted in unrealized losses of $53,075 and $5,642, respectively. The (increase) decrease in net unrealized loss of available-for-sale equity investments is charged to other comprehensive income and was ($47,433) and $41,084 for the years ended December 31, 2002 and 2001, respectively.

4.   Furniture, Fixtures and Equipment

Furniture, fixtures and equipment consist of the following:

	December 31
	2002	2001

Furniture and fixtures	$252,639	$178,699
Equipment	982,608	715,062
Total furniture, fixtures and equipment	1,235,247	893,761
Less accumulated depreciation	723,478	513,458
Net furniture, fixtures and equipment	$511,769	$380,303

Med-Staff, Inc. and Medical Professional Contractors

Notes to Combined Financial Statements (continued)

5.   Lines of Credit

Line of Credit – Bank

At December 31, 2002 and 2001, the Companies maintain a $2,200,000 line of credit with a bank. Outstanding borrowings accrue interest at the bank’s prime rate, as defined, less one percent (3.25% at December 31, 2002). The line of credit renews annually and matures on June 30, 2003. Outstanding borrowings are secured by substantially all of the Companies’ assets and the stockholders guarantee the facility. At December 31, 2001, there was $2,200,000 of outstanding borrowings on the line of credit. There were no outstanding borrowings at December 31, 2002.

Line of Credit – Stockholders

The Companies have available a line of credit of $3,000,000 from stockholders as of December 31, 2002 and 2001, all of which was outstanding at each year end. Interest is payable monthly at the prime rate of the bank, as defined, providing the line of credit less one percent (3.25% at December 31, 2002). The line of credit, which is subordinate to the bank line of credit, matures on June 30, 2003, is renewable annually, and is secured by substantially all the Companies’ assets.

6.   Phantom Stock Plan – Deferred Compensation

Med-Staff has a nonqualified deferred compensation agreement with certain key employees. Awards under the Phantom Stock Plan (the Plan) are granted in units. The maximum number of units that may be awarded under the Plan has been limited to an amount equivalent to 11% of the aggregate number of issued and outstanding shares of common stock (110,000 at December 31, 2002).

The units vest as follows:

Number of Years Following Award	Percentage Vested

Upon Grant	60%
3 years	75%
6 years	90%
10 years	100%

Med-Staff, Inc. and Medical Professional Contractors

Notes to Combined Financial Statements (continued)

6.   Phantom Stock Plan – Deferred Compensation (continued)

Units will be redeemed upon the occurrence of the first of the following events: termination, retirement, death, disability, sale or exchange of substantially all the stock or assets of the Companies, or liquidation of the Companies. The units will be redeemed at their fair market value, which is the value of a share of common stock. A minimum of 10% of the total amount will be paid in cash upon redemption with a note issued for the remaining amount. The note shall be payable over a period of up to 4 years and bear interest at 6%.

As of December 31, 2002 and 2001, 86,755 and 85,984 units, respectively, were granted and 57,173 and 54,640 units, respectively, were vested.

The amount accrued under the Plan for the years ended December 31, 2002 and 2001 was $5,896,079 and $4,896,082, respectively. The December 31, 2002 and 2001 accrual is based on units earned, of 64,958 and 60,445, which reflects an accrual for units which are vested and a portion of the units to be vested at the next vesting date. Deferred compensation expense associated with the pro rata vesting of units was $999,997 and $3,699,576 for the years ended December 31, 2002 and 2001, respectively.

7.   Common Stock

Common stock at December 31, 2002 and 2001 consists of the following:

Company	Par Value	Shares Authorized	Shares Issued and Outstanding	Total	Additional Paid-in Capital

Med-Staff, Inc. (including 70 shares of treasury stock)	$0.0001	1,000,000	1,000,000	$100	$66,220
Medical Professional Contractors	$1.00	100	100	100	–
				$200	$66,220

Med-Staff, Inc. and Medical Professional Contractors

Notes to Combined Financial Statements (continued)

8.   Related Party Transactions

The Companies sublet a portion of their office space to a related party. The rent was allocated based on the percentage of space used but is not subject to a formal lease. The amount of rent charged to the related party for the years ended December 31, 2002 and 2001 was approximately $84,000 and $46,000, respectively, and is included in the amount due from/to its related company and netted against rent expense.

The Companies accrue interest on amount due from related party. The Companies recorded interest income of $ 25,631 on the amount due from the related party for the year ended December 31, 2002.

The Companies are guarantor for borrowings under $6,100,000 of credit facilities maintained by an affiliate and stockholders. At December 31, 2002, outstanding borrowings under the credit facilities were $400,000. Each facility accrues interest at the Companies’ bank’s prime rate, as defined, less one percent (3.25% at December 31, 2002).

9.   Leases

The Companies lease office space under various noncancelable operating leases. Rent expense paid under these leases (net of sublease revenue) amounted to approximately $912,000 and $720,000 for the years ended December 31, 2002 and 2001, respectively.

The following is a summary of future minimum payments for the noncancelable operating leases described above, assuming no sublease revenue, for the years ending December 31:

	Gross	Related Party Allocation	Net

2003	$943,037	$86,000	$857,037
2004	828,445	89,000	739,445
2005	732,455	91,000	641,455
2006	395,000	54,000	341,000
2007	–	–	–
Total	$2,898,937	$320,000	$2,578,937

Med-Staff, Inc. and Medical Professional Contractors

Notes to Combined Financial Statements (continued)

10.  401(k) Plan

The Companies maintain a 401(k) retirement plan for substantially all of their employees. The plan allows eligible employees to defer a portion of their annual compensation pursuant to Section 401(k) of the Internal Revenue Code. The Companies match 25% of the employees’ contributions up to 5%. The Companies’ 401(k) expense was $143,651 and $105,851 for the years ended December 31, 2002 and 2001, respectively.

11.  Litigation

The Companies are from time to time, involved in various legal proceedings. Management is currently aware of two proceedings which they believe are without merit and believe the outcome would not materially affect the Companies’ combined financial position or combined results of operations.

12.  Acquisition of Business

On August 19, 2001, Med-Staff acquired the operating assets of a corporation. The corporation provided medical staffing to hospitals and long-term care facilities on a contractual basis. The purchase price of the operating assets was $49,325 and was accounted for using the purchase method of accounting. The final purchase price was allocated to goodwill.